SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                      ------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): December 18, 2002

                                 SURF GROUP INC.
             (Exact name of registrant as specified in its charter)


New York                            0-33513                       11-3579554
(State or other                     (Commission                   (IRS Employer
jurisdiction of                     File Number)                  Identification
incorporation)                                                    Number)

One Riverfront Plaza, Newark, NJ                                  07102
(Address of principal executive offices)                          (Zip Code)

       Registrant's telephone number, including area code: (973) 643-7000

                  57 Main Street, East Hampton, New York, 11937

             (Former name or address, if changed since last report)


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           Item 1.  Changes in Control of Registrant

           On January 3, 2003, Surf Group Inc. (the "Company") issued a press release reporting that Jeffrey R. Esposito, Surf Group's former President and principal shareholder, and a majority of the shareholders of the Company, consummated the sale of an aggregate of 4,760,250 shares, or 96%, of the Company's common stock, to a group of individual purchasers from the United Kingdom. The purchasers paid an aggregate purchase price of $260,000 for the shares. The purchase agreement governing the sale, as subsequently amended to increase the purchase price by $10,000(the "Purchase Agreement"), was executed by the parties on November 6, 2002 and the closing under the Purchase Agreement (the "Closing") occurred as of December 18, 2002. Each of the purchasers utilized personal funds to purchase the shares. A copy of the Company's press release is attached hereto as Exhibit 99.1.

           At the Closing, pursuant to the Purchase Agreement, the Company's existing officers and Board of Directors resigned and four persons designated by the purchasers were elected as the new officers and directors of the Company (this group is sometimes referred to herein as the "New Management Group"). The New Management Group consists of the following individuals: Keith Freeman, Roger Albert Coomber, Simon Anthony Michael Leatham and Robin Alistair Waterer.

           In addition, at the Closing, certain shareholders of the Company (other than the selling shareholders) granted to the purchasers or their assignees, an option to purchase an aggregate of 165,445 additional shares of common stock (the "Option"). Under the terms of the Option, the purchasers are entitled to purchase: (1) an aggregate of up to 45,000 shares for $.30 per share for a period of three months from the Closing; (2) an aggregate of up to 40,000 shares for $.50 per share for a period of six months from the Closing; (3) an aggregate of up to 45,000 shares for $.625 per share for a period of nine months from the Closing and (4) an aggregate of up to 35,445 shares at prices ranging from $1.125 to $3.375 per share for the period ending July 7, 2003.

           As a condition to the consummation of the Purchase Agreement, certain shareholders holding an aggregate of 4,554 shares of common stock entered into a lock-up agreement with the Company pursuant to which such shareholders agreed not to sell their shares until after July 7, 2003.

           Copies of the Purchase Agreement and the lock-up agreement are attached as Exhibits 99.2 and 99.3, respectively, to the Company's Current Report on Form 8-K dated November 6, 2002, and are incorporated by reference into this Report.

           Item 2.  Acquisition or Disposition of Assets

           Prior to the closing of the Purchase Agreement, the Company distributed to its historic shareholders the shares of its wholly owned subsidiary Espos Limited which operated the retail surf clothing business in which the Company had been historically engaged.

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           The Company also reported that immediately after the closing of the
Purchase Agreement, the Company, its wholly-owned subsidiary Surf Group Acquisition Corp. ("Acquisition"), and tds (Telemedicine) Inc. ("TDS") completed the merger of TDS with Acquisition as a result of which TDS has become a wholly-owned subsidiary of the Company. The parties entered into an agreement and plan of merger dated as of December 18, 2002 (the "Merger Agreement") as reported in the Company's Current Report on Form 8-K dated November 14, 2002. Prior to the merger, TDS was controlled directly by the New Management Group.

     Pursuant to the Merger Agreement, the holders of TDS common stock received an aggregate of 2,994,072 shares of common stock of the Company. Further, in connection with the merger, the individual UK purchases contributed back to to the Company 4,314,250 shares of Company Common Stock. A majority of the TDS common stock holders consisted of the New Management Group. As a result of the consummation of the merger, the New Management Group owns approximately 66.2% of the Company's common stock.

           A copy of the Merger Agreement is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference into this Report.

           Concurrently with the closing of the Merger Agreement, the Company completed the stock purchase agreement (the "Subsidiary Stock Purchase Agreement") with Jeffrey Esposito by which the Company's wholly owned subsidiary Pro Surf Inc. which operated the wholesale surf clothing business in which the Company has historically been engaged. The purchase price for the sale of this business was $10,000. As a result of the sale of the Company's wholesale business, the Company is engaged solely in the business of TDS.

           Upon the closing of the foregoing transactions, the Company's Board of Directors declared a forward stock split to be effective December 30, 2002.

           The forward stock split was on a one for eighteen basis on the Company's issued and outstanding Common Stock, par value $.001. Every holder of record of this Company's Common Stock, as of December 30, 2002 (the "Record Date"), shall be entitled to seventeen (17) additional shares of the Company's Common Stock for each share of Common Stock held. There shall be no change in par value of the Company's Common Stock, which shall remain at $.001. All shareholders of the Company's Common Stock, as of the Record Date, will be issued 17 additional shares of Common Stock for each share owned. The additional shares will be issued in the name as they appear of record.

           As a result of the one into eighteen forward stock split, the Company shall have 65,521,296 post forward-split shares of Common Stock issued and outstanding instead of 3,640,072 pre forward-split shares. The Company shall continue to have 100,000,000 post forward-split shares of Common Stock authorized.

          The Company's CUSIP number and trading symbol "SRFG" will not change as a result of the forward stock split.

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   Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

          (a)  Financial Statements of Business Acquired

     The financial statements relating to TDS are not included in this report and will be filed by amendment to this Current Report on Form 8-K on or before March 4, 2003.

          (c)  Exhibits

               99.1 Press Release dated January 3, 2003.

               99.2 Agreement and Plan of Merger dated as of December 18, 2002.



                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               SURF GROUP INC.


                                               By: /s/ Roger Alber Coomber
                                                   ________________________
                                               Name: Roger Albert Coomber
                                               Title:  Chief Executive Officer


Dated: As of December 18, 2002


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                                  EXHIBIT INDEX

Exhibit No.          Exhibit
----------           -------
99.1                 Press Release dated January 3, 2003.

99.2                 Agreement and Plan of Merger dated as of December 18, 2002.






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                                                                Exhibit 99.1

UK Investors Purchase Control of Surf Group; Merger with Telemedicine Company Completed; One For Eighteen Forward Stock Split

    NEWARK, N.J.--Jan. 3, 2003--Surf Group Inc. (OTCBB: SRFG) today announced that as a result of a series of corporate transactions culminating in a one for eighteen forward stock split, the Company shall have 65,521,296 post forward-split shares of Common Stock issued and outstanding instead of 3,640,072 pre forward-split shares.
    The Company shall continue to have 100,000,000 post forward-split shares of Common Stock authorized. The Company is now solely engaged in the telemedicine business where its wholly owned subsidiary TDS (Telemedicine), Inc. has been in operation in England since 1996 and will commence operations in Texas in the first quarter of 2003.
    The transactions leading to this change in shares issued and line of business arose from the following:
    First, as previously announced Jeffrey R. Esposito, Surf Group's former President and principal shareholder, and a majority of the shareholders of the Company, had previously agreed to sell and has now sold an aggregate of 4,760,250 shares, or 96%, of the Company's common stock to a group of individual purchasers from the United Kingdom. The purchasers paid an aggregate purchase price of $260,000 for the shares.
    The purchasers also received an option from certain other shareholders of the Company to acquire an additional 165,445 shares of Common Stock over the period ending July 7, 2003.
    Second, in connection with the sale, the existing officers and directors of Surf Group resigned and a new management team designated by the purchasers was elected as the new officers and directors. The new officers of the Company, all of whom were also elected as directors, are: Roger Albert Coomber, Chief Executive Officer, Keith Freeman, Chief Medical Officer, Simon Anthony Michael Leatham, Chief Financial Officer and Robin Alistair Waterer, Secretary. The new management team has been engaged in the ownership and operation of a telemedical diagnostic service focused on dermatology in the United Kingdom. This group formed TDS (Telemedicine) Inc., a Delaware company, as part of its plan to expand the provision of telemedicine services to the United States. TDS also serves as parent company for the United Kingdom telemedicine business.
    Third, in connection with the change of control, the Company completed the agreement and plan of merger with TDS under which TDS merged with the Company's wholly-owned acquisition subsidiary, as a result of which TDS has become a wholly-owned subsidiary of the Company. Prior to the merger, TDS was controlled by the Company's new management team.

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    Under the merger agreement, the common stockholders of TDS received an aggregate of 2,994,072 shares of common stock of the Company, which amounted to approximately 85.5% of the Company after the merger and related transactions. Further, in connection with the merger the individual UK purchasers contributed back to the Company 4,314,250 shares of Company Common stock. As a result of the merger, the Company's new management team, which comprised a majority of the TDS common stockholders, owns approximately 66% of the Company.
    Concurrently with the completion of the merger agreement, the Company consummated a subsidiary stock purchase agreement with Jeffrey Esposito transferring to Mr. Esposito the Company's wholly owned subsidiary Pro Surf Inc. which held the assets and liabilities of the wholesale surf clothing business in which the Company had historically been engaged. The purchase price for the sale of such subsidiary was $10,000. As a result of the sale, the Company is engaged solely in the business of telemedicine.
    TDS (Telemedicine) Ltd. is a dermatological telemedicine service provider in the United Kingdom and intends to commence similar services in the United States as TDS (Telemedicine) Inc.
    Finally, upon the closing of the foregoing transactions, the Company's Board of Directors declared a forward stock split to be effective December 30, 2002.
    The forward stock split was on a one for eighteen basis on the Company's issued and outstanding Common Stock, par value $.001. Every holder of record of the Company's Common Stock, as of December 30, 2002 (the "Record Date"), is entitled to seventeen (17) additional shares of the Company's Common Stock for each share of Common Stock held. There shall be no change in par value of the Company's Common Stock, which shall remain at $.001. All shareholders of the Company's Common Stock, as of the Record Date, will be issued 17 additional shares of Common Stock for each share owned. The additional shares will be issued in the name as they appear of record.
    As a result of the one for eighteen forward stock split, the Company shall have 65,521,296 post forward-split shares of Common Stock issued and outstanding instead of 3,640,072 pre forward-split shares. The Company shall continue to have 100,000,000 post forward-split shares of Common Stock authorized.
    The Company's CUSIP number and trading symbol "SRFG" will not change as a result of the forward stock split.

    Forward Looking Statements

    Some of the statements in this news release are forward looking statements and we caution our shareholders and others that these statements involve certain risks and uncertainties. Factors that may cause actual results to differ from expected results include the success of the Company in expanding the telemedicine business to the United States, the effects of various health care rules and regulations, the Company's ability to obtain necessary funding when needed, and other business factors. Investors should also review other risks and uncertainties discussed in company documents filed with the Securities and Exchange Commission.

    CONTACT: Surf Group Inc., Newark
             Roger Coomber, 011-44-0-161-236-7850

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                                                                  EXHIBIT 99.2


               --------------------------------------------------



                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                SURF GROUP, INC.

                          SURF GROUP ACQUISITION CORP.

                                       AND

                             TDS (TELEMEDICINE) INC.



                  --------------------------------------------




                          Dated as of December 18, 2002


                  --------------------------------------------





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                          AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of December 18, 2002, by and among (i) Surf Group, Inc., a New York corporation, whose address is 57 Main Street, East Hampton, New York 11937("Parent"), (ii) Surf Group Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent, whose address is the same as Parent ("Acquisition") and (iii) tds (Telemedicine) Inc. a Delaware corporation, whose address is c/o CORPORATION SERVICE COMPANY 2711 Centerville Road, Suite 400,Wilmington, DE 19808 ("TDS").

                                   BACKGROUND

     A. TDS is a leading provider of dermatological telemedicine services. TDS desires to raise capital to be used for working capital purposes for the introduction of its dermatological telemedicine services into the Unites States.

     B. Acquisition is a wholly-owned subsidiary of Parent and was formed to merge with and into TDS so that as a result of the Merger, as defined below, TDS will survive and become a wholly-owned subsidiary of Parent.

     C. The Boards of Directors of each of Parent, Acquisition and TDS have determined that this Agreement and the merger of Acquisition with and into TDS (the "Merger") in accordance with the provisions of the Section 251 of DGCL, and subject to the terms and conditions of this Agreement, is advisable and in the best interests of Parent and TDS and their respective stockholders.

     D. The Parties desire that the Merger and related transactions qualify as a "plan of reorganization" under Section 368(a) of the Code and not subject the holders of shares of TDS to tax under the Code.

     E. Certain capitalized terms used in this Agreement without definition shall have the respective meanings given them in Section 14.

     NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound do hereby agree as follows:

     1.   THE MERGER.

          1.1  General.

     (a) Upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, at the Effective Time (as defined in Section 1.1(b)),
(i) Acquisition shall be merged with and into TDS, (ii) the separate corporate existence of Acquisition shall cease, and (iii) TDS shall be the surviving corporation (the "Surviving Corporation"). As a result of the Merger, the outstanding shares of common stock of TDS shall be exchanged and cancelled in the manner provided in Section 1.5. With respect to references in this Agreement relating to any obligations or duties of TDS accruing after the Effective Time, the usage of the defined term "TDS" as opposed to "Surviving Corporation" shall not operate to negate any such obligations or duties.

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     (b) The Merger shall become effective at the time of filing of a certificate of merger (the "Certificate of Merger"), substantially in the form attached hereto as Exhibit A, with the Secretary of State of the State of Delaware in accordance with the provisions of Section 251 of the DGCL, or at such later time as may be stated in the Certificate of Merger (the "Effective Time"). Subject to the terms and conditions of this Agreement, TDS and Acquisition shall duly execute and file the Certificate of Merger with the Secretary of State of the State of Delaware at the time of the closing of the Merger (the "Closing"). The Closing shall take place at the Newark, New Jersey offices of Sills Cummis Radin Tischman Epstein & Gross, P.A., commencing at 10:00 a.m. or on such other date, (not later than the Expiration Date), time and place as the parties may mutually agree (the "Closing Date").

     (c) At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of TDS and Acquisition shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of TDS and Acquisition shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

          1.2 Certificate of Incorporation. The Certificate of Incorporation of TDS, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

          1.3 By-Laws. The By-laws of TDS, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

          1.4 Directors and Officers. From and after the Effective Time, (a) the directors of TDS at the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation and, (b) the officers of TDS at the Effective Time shall be the initial officers of the Surviving Corporation, in each case, until their respective successors are duly elected or appointed and qualified.

          1.5 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Acquisition, TDS or the holders of any of the following securities:

               (a) Each issued and outstanding share of common stock of Acquisition shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $.001 per share, of the Surviving Corporation;

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               (b)  Each share of capital stock of TDS ("TDS Capital Stock") of any class or series owned or held in treasury by TDS shall be canceled and retired without any conversion thereof and no payment or distribution shall be made with respect thereto;

               (c) All of the shares of TDS Common Stock, par value $.01 per share ("TDS Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares canceled in accordance with Section 1.5(b)) shall be converted into shares of validly issued, fully paid and nonassessable shares of Common Stock, par value $.001 per share, of Parent (the "Parent Common Stock") on the basis of
                    0.36 shares of Parent Common Stock for each one share of TDS Common Stock such that the aggregate of 8,316,867 shares of TDS Common Stock shall be converted into an aggregate of 2,994,072 shares of Parent Common Stock. As of the Effective Time, each share of TDS Common Stock shall no longer be outstanding and shall automatically be canceled and retired, and each holder of record of a certificate representing any shares of TDS Common Stock shall cease to have any rights with respect thereto, other than the right to receive such holder's prorata portion of the shares of the Parent Common Stock to be issued in consideration therefor upon the surrender of such certificate, if and to the extent requested by such holder;

               (d) Each share of TDS Series A Preferred Stock, par value $.01 per share ("TDS Series A Preferred Stock") issued and outstanding immediately prior to the Effective Time (other than shares canceled in accordance with Section 1.5(b)) shall not converted and shall continue to remain validly issued, fully paid and nonassessable.

          1.6 Exchange Procedures; Distributions with Respect to Unexchanged Shares; Stock Transfer Books.(a) From time to time after the Effective Time until the date on which less than 1% of the TDS Common Stock (calculated on a fully diluted basis) remain to be surrendered, Parent shall make available to the TDS Holders, certificates representing shares of the Parent Common Stock to be issued pursuant to Section 1.5(c) to such TDS Holders in exchange for their shares of TDS Common Stock. Such shares of Parent Common Stock, are referred to herein as the "Exchange Fund."

               (b) As soon as practicable after the Effective Time, Parent shall send to each Person who shall have been, at the Effective Time, a holder of record (the "TDS Holder") of certificates which represented outstanding TDS Common Stock (the "Certificates"), which shares were converted into the right to receive Parent Common Stock pursuant to Section 1.5(c), a letter of transmittal which (i) shall specify that delivery shall be effected, and risk of loss and title to such Certificates shall pass, only upon actual delivery thereof to Parent and (ii) shall contain instructions for use in effecting the surrender of the Certificates. Upon surrender to Parent of Certificates for cancellation, together with such letter of transmittal duly executed and such other documents as Parent may reasonably require, such TDS Holder shall be entitled to receive in exchange therefor a certificate representing the number of shares of Parent Common Stock into which the applicable portion of TDS Common Stock represented by the surrendered Certificate shall have been converted at the Effective Time, and the Certificates so surrendered shall then be canceled. Until surrendered as contemplated by this Section 1.6(b), each Certificate from and after the Effective Time shall be deemed to represent only the right to receive, upon such surrender, the number of shares of Parent Common Stock into which such TDS Common Stock shall have been converted.

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

               (c) If any Certificate representing Parent Common Stock is to be issued to any Person other than the registered holder of the Certificate surrendered in exchange therefor, it shall be a condition to such exchange that such surrendered Certificate shall be properly endorsed and otherwise in proper form for transfer and such Person either (i) shall pay to Parent any transfer or other taxes required as a result of the issuance of such certificates of Parent Common Stock and the distribution of such cash payment to such Person or (ii) shall establish to the satisfaction of Parent that such tax has been paid or is not applicable. Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of TDS Common Stock such amounts as Parent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of any other applicable tax law. To the extent that amounts are so withheld by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of TDS Common Stock in respect of which such deduction and withholding was made by Parent. All amounts in respect of taxes received or withheld by Parent shall be disposed of by Parent in accordance with the Code or such other applicable tax law.

               (d) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and subject to such other customary conditions as the board of directors of the Surviving Corporation and Parent may impose, Parent shall issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock as determined under Section 1.5(c) in respect of such Certificate; provided, that Parent may, in its reasonable discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such sum as it may reasonably require as indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed.

               (e) From and after the Effective Time, the holders of shares of TDS Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided herein or by applicable law.

          1.7 Stock Certificate Legends. Each stock certificate delivered by Parent to a stockholder of TDS (a "TDS Stockholder") will be imprinted with legends substantially in the following form:

           THE SHARES THIS CERTIFICATE REPRESENTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE ISSUER WITH THE SECURITIES AND EXCHANGE COMMISSION COVERING SUCH SHARES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

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

          1.8 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either TDS or Acquisition or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either TDS or Acquisition, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of TDS or Acquisition, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of TDS or Acquisition, as applicable, and otherwise to carry out the purposes of this Agreement.

     2.   REPRESENTATIONS AND WARRANTIES CONCERNING TDS.

          TDS represents and warrants to Parent and Acquisition that the statements contained in this Section 2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and, except as expressly provided in a representation or warranty, as though the Closing Date were substituted for the date of this Agreement throughout this Section 2, except as set forth in the disclosure schedules TDS has delivered to Parent on the date hereof).

          2.1 Organization. TDS is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its creation, formation or organization and has all requisite corporate power and authority and all necessary governmental approval to carry on its business as it has been and is now being conducted and any businesses in which it currently proposes to engage. TDS is duly qualified or licensed as a foreign entity to do business, and is in good standing, in each jurisdiction where such qualification or license is required, except where the failure so to qualify would not have a Material Adverse Effect.

          2.2  Capitalization and Other Rights.

               (a) The total authorized shares of capital stock of TDS consists of (i) 20,000,000 shares of TDS Common Stock, of which (A) 8,316,867 shares are issued and outstanding, (B) 1,340,000 shares have been reserved for the conversion of TDS Non-Voting Series A Preferred Stock (the "Reserved TDS Common Shares"), and (ii) 2,000,000 shares of serial preferred stock, par value $0.01 per share (the "TDS Preferred Stock"), of which (A) 1,340,000 shares have been designated as TDS Series A Preferred Stock, 699,400 shares of which are issued and outstanding. All of the issued and outstanding shares of TDS Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable, and all of the Reserved TDS Common Shares, when issued upon the conversion or exercise of the TDS Preferred Stock will be duly and validly authorized and issued and fully paid and nonassessable. All the issued and outstanding shares of TDS Preferred Stock have been duly and validly authorized and issued and are fully paid and nonassessable. None of the TDS Common Stock has been issued, and none of the TDS Common Stock will be issued in violation, of the preemptive rights of any TDS Stockholder. The issued and outstanding shares of TDS Common Stock and issued and outstanding shares of TDS Preferred Stock have been issued, and the shares of TDS Common Stock to be issued upon the conversion of TDS Preferred Stock will be issued, in compliance in all material respects with applicable Federal and state securities laws and regulations.

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

               (b) Except as set forth in Schedule 2.2(b) there are no proxies, agreements or understandings with respect to the voting of any of the shares of TDS Common Stock or the direction of the business operations or conduct of TDS, except as contemplated by this Agreement.

               (c) Schedule 2.2(c) sets forth a true and complete list of all holders of TDS capital stock (including the amount and type of security beneficially owned by such holder), together with the address of each such stockholder as currently shown on TDS's books and records.

          2.3  Authority; No Conflicts; Consents.

               (a) TDS has full corporate power and authority to execute, deliver and perform this Agreement and the transactions contemplated hereunder. Except as set forth on Schedule 2.3(a), the execution, delivery and performance of this Agreement by TDS has been duly authorized and approved by all necessary corporate or other action, and no other corporate or other proceedings on the part of TDS are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement is the legal, valid and binding obligation of TDS, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

               (b) The execution, delivery and performance by TDS of this Agreement and the consummation of the Merger do not, and will not, (i) violate or conflict with any provision of the Certificate of Incorporation or By-laws of TDS, (ii) violate any law, rule, regulation, order, writ, injunction, judgment or decree of any court, governmental authority or regulatory agency applicable to TDS, except for violations which, individually or in the aggregate, would not have a Material Adverse Effect, or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any note, bond, indenture, lien, mortgage, lease, permit, guaranty or other agreement, instrument or obligation to which TDS is a party or by which any of its assets may be bound, except for violations, breaches or defaults which, individually or in the aggregate, would not have a Material Adverse Effect.

               (c) The execution and delivery of this Agreement by TDS does not, and the performance by TDS of this Agreement will not, require any consent, approval, authorization or permission of, or filing with or notification of any governmental or regulatory authority, domestic or foreign, or any other Person except for (i) the filing and recordation of appropriate merger documents as required by the DGCL, (ii) the approval of the TDS Stockholders and (iii) any such consent, approval, authorization, permission, notice or filing which, if not obtained or made, would not have a Material Adverse Effect.

               (d) The Board of Directors of TDS has approved this Agreement and the transactions contemplated hereby, has determined that the terms of the Merger are in the best interests of the TDS Stockholders, and has resolved to recommend the approval of the Merger and the adoption of this Agreement and the consummation of the transactions contemplated hereby to the TDS Stockholders.

               (e) Pursuant to the provisions of the DGCL, the Certificate of Incorporation of TDS, the By-laws of TDS and any other applicable law, the only approval of TDS Stockholders required to approve the Merger and to approve and adopt this Agreement and the transactions contemplated hereby is the approval of a majority of the outstanding shares of TDS Common Stock.

          2.4 Charter Documents. TDS has previously furnished to Parent a true, complete and correct copy of the Certificate of Incorporation and By-laws of TDS as in effect as of the date of this Agreement.

          2.5 Reorganization. TDS has not taken any action or failed to take any action which action or failure would reasonably be expected to jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

          3.   REPRESENTATIONS AND WARRANTIES OF ACQUISITION AND PARENT.

               Each of Acquisition and Parent represents and warrants to TDS as follows:

               3.1 Organization. Schedule 3.1 set forth the jurisdictions in which Parent and Acquisition are incorporated. Each of Parent and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation, and has all requisite corporate and authority and all necessary governmental approvals to enter into this Agreement and the transactions contemplated hereby to be performed by it.

               3.2  Capital Structure.

                    (a) Schedule 3.2(a) sets forth the authorized capitalization of Parent and the number of shares of each class or series of Parent's capital stock that are issued and outstanding as of the date of this Agreement, consisting of the number of shares of Parent's common stock ("Parent Common Stock") that are so issued and outstanding. All of the issued and outstanding shares of Parent Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable. None of the Parent Common Stock has been issued and none of the Parent Common Stock will be issued in violation of the preemptive rights of any stockholder of Parent. The issued and outstanding Parent Common Stock has been issued in compliance in all material respects with all applicable Federal and state securities laws and regulations. The shares of Parent Common Stock to be issued pursuant to the Merger will be duly and validly authorized and issued, will be fully paid and nonassessable and will be issued in compliance with all applicable Federal and state securities laws and regulations. The authorized capital stock of Acquisition consists of 1,000 shares of common stock, $0.001 par value per share, of which 100 shares are issued and outstanding.

                    (b) Except as set forth in Schedule 3.2(b), there are no existing agreements, subscriptions, options, warrants, calls, commitments, trusts (voting or otherwise), or rights of any kind whatsoever granting to any Person any interest in or the right to purchase or otherwise acquire from Parent or granting to Parent any interest in or the right to purchase or otherwise acquire from any Person, at any time, or upon the occurrence of any stated event, any securities of Parent, whether or not presently issued or outstanding, nor are there any outstanding securities of Parent, or any other entity which are convertible into or exchangeable for other securities of Parent, nor are there any agreements, subscriptions, options, warrants, calls, commitments or rights of any kind granting to any Person any interest in or the right to purchase or otherwise acquire from Parent or any other Person any securities so convertible or exchangeable, nor, to the best knowledge of Parent, are there any proxies, agreements or understandings with respect to the voting of the Parent Common Stock or the direction of the business operations or conduct of Parent, except as contemplated by this Agreement.

               3.3  Authority; No Conflicts; Consents.

                    (a) Each of Parent and Acquisition has full corporate power and authority to execute, deliver and perform this Agreement and the transactions contemplated hereunder. The Board of Directors of Acquisition (the "Acquisition Board") has declared the Merger advisable and approved this Agreement and resolved to recommend the approval of the Merger and adoption of this Agreement and the consummation of the transactions contemplated hereby to the sole stockholder of Acquisition. The execution, delivery and performance of this Agreement by each of Parent and Acquisition has been duly authorized and approved (i) in the case of Acquisition, by the Acquisition Board and Parent, its sole stockholder, and
                         (ii) in the case of Parent, by all necessary corporate action and, except for (A) the adoption of this Agreement by the stockholders of Acquisition and (B) the filing of appropriate merger documents as required by the DGCL, no other corporate proceedings other than actions previously taken on the part of either Parent or Acquisition are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by each of Parent and Acquisition and is the legal, valid and binding obligation of each of Parent and Acquisition enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                    (b) The execution, delivery and performance by each of Parent and Acquisition of this Agreement and the consummation of the Merger do not, and will not, (i) violate or conflict with any provision of the certificate of incorporation or by-laws of either Parent or Acquisition, (ii) violate any law, rule, regulation, order, writ, injunction, judgement or decree of any court, governmental authority, or regulatory agency, except for violations which, individually or in the aggregate, will not have a Material Adverse Effect on Parent or Acquisition taken as a whole, or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any note, bond, indenture, lien, mortgage, lease, permit, guaranty or other agreement, instrument or obligation, oral or written, to which Parent or Acquisition is a party or by which any of the properties of Parent or Acquisition may be bound, except for violations, breaches or defaults which, individually or in the aggregate, will not have a Material Adverse Effect on Parent or Acquisition taken as a whole.

                    (c) The execution and delivery of this Agreement by each of Parent and Acquisition does not, and the performance by each of Parent and Acquisition of this Agreement will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, or any other Person except for (i) the filing and recordation of appropriate merger documents as required by the DGCL, (ii) any such consent, approval, authorization, permission, notice or filing which is required under the Securities Act, the Exchange Act and applicable state securities laws, and (iii) any such consent, approval, authorization, permission, notice or filing which if not obtained or made would not have a Material Adverse Effect on Parent and Acquisition or on the transactions contemplated by this Agreement.

               3.4 Charter Documents. Schedule 3.4 is a copy of the Certificate of Incorporation and the By-laws of Parent, as in effect as of the date of this Agreement. The Certificate of Incorporation and By-laws of Parent are each in full force and effect. Parent is not in violation of any provision of its Certificate of Incorporation or By-laws.

          4.   TDS CONDUCT PENDING CLOSING.

               4.1 Conduct of Business Pending Closing. From the date hereof until the Closing, TDS shall:

                    (a)  maintain its existence and remain in good standing;

                    (b) maintain the general character of its business and properties and conduct its business in the ordinary and usual manner consistent with past practices, except as expressly permitted by this Agreement; and

                    (c) maintain its business and accounting records consistently with its past practices.

          5.   PARENT AND ACQUISITION CONDUCT PENDING CLOSING.

               5.1 Conduct of Business Pending Closing. From the date hereof until the Closing, Parent will:

                    (a)  maintain its existence in good standing;

                    (b) maintain the general character of its business and properties and conduct its business in the ordinary and usual manner consistent with past practices, except as expressly permitted by this Agreement; and

                    (c) maintain its business and accounting records consistently with its past practices.

          6.   JOINT COVENANTS.

               6.1 Notification of Certain Matters. TDS shall give prompt notice to Parent, and Parent shall give prompt notice to TDS, of (a) the occurrence, or non-occurrence, of any event which would be likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (ii) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and (b) any failure of any TDS, or Parent or Acquisition, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, that the delivery of any notice pursuant to this Section 6.1 shall not limit or otherwise affect the remedies available to the party receiving such notice.

               6.2 Reorganization. Each of Parent and TDS shall, both before and after the Closing Date, use its reasonable best efforts to cause the business combination of the Merger to be qualified as a reorganization under Section 368(a) of the Code.

               6.3 Form 8-K; Other Filings. As promptly as practicable after the date of this Agreement, Parent will with TDS's cooperation prepare its current report on SEC Form 8-K (the "Form 8-K") to be dated as of the Effective Time and any other filings required to be filed by it under the Exchange Act, the Securities Act or any other Federal, foreign or blue sky or related laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). Without limitation, Parent will comply with the Accounting and Financial Reporting Interpretations and Guidance issued by the Accounting Staff Members in the SEC's Division of Corporate Finance on March 31, 2001 as the same relate to "Reverse Acquisitions - Reporting Issues." TDS will promptly review the Other Filings and confirm the accuracy of all matters contained therein that are based on written disclosures made by TDS. After obtaining consent of Parent and TDS, Parent will file the Form 8-K on the date of the Effective Time. After the Effective Time, Parent will timely file all reports with the SEC, the stock exchange or trading system on which the Parent's shares are listed or quoted and such other governmental agencies as may require the filing of Other Filings.

               6.4 Actions by the Parties. Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties will use its reasonable best efforts to take or cause to be taken all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable law and regulations to consummate and make effective in the most expeditious manner practicable, the transactions contemplated by this Agreement including (a) obtaining all necessary actions and non-actions, waivers and consents, if any, from any governmental agency or authority, making all necessary registrations and filings and taking all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental agency or authority; (b) obtaining all necessary consents, approvals or waivers from any other Person; (c) defending any claim, investigation, action, suit or other legal proceeding, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby; and
                    (d) executing additional instruments necessary to consummate the transactions contemplated by this Agreement. Each Party will promptly consult with the other and provide necessary information (including copies thereof) with respect to all filings made by such party with the any agency or authority in connection with this Agreement and the transactions contemplated hereby.

          7.   CONDITIONS PRECEDENT

               7.1 Conditions Precedent to Each Party's Obligation to Effect the Merger. The respective obligations of each Party to effect the Merger shall be subject to the fulfillment or satisfaction, prior to or on the Closing Date, of the following conditions:

                    (a) The Merger shall have been duly approved by the requisite vote of the outstanding shares of TDS Capital Stock and Acquisition Common Stock entitled to vote thereon in accordance with the DGCL.

                    (b) All other authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any governmental or regulatory authority, domestic or foreign, which the failure to obtain, make or occur would have the effect of making the Merger or any of the transactions contemplated hereby illegal or would have a Material Adverse Effect on Parent or TDS (as Surviving Corporation), assuming the Merger had taken place, shall have been obtained, made or occurred.

               7.2 Conditions Precedent to Obligations of Parent. Parent's obligation to effect the Merger and consummate the other transactions contemplated to occur in connection with the Closing and thereafter is subject to the satisfaction of each condition precedent listed below:

                    (a) Each representation and warranty set forth in Section 2 shall have been accurate and complete in all material respects (except with respect to any provisions including the word "material" or words of similar import), as of the date of this Agreement, and shall be accurate and complete in all material respects (except with respect to any provisions including the word "material" or words of similar import) as of the Closing Date, as if made on the Closing Date, after giving full effect to any supplements to the schedules as amended from time to time so long as such modification does not constitute a Material Adverse Effect.

                    (b) TDS shall have delivered unqualified audited financial statements for the two years ended December 31, 2002 in accordance with US generally accepted accounting standards, consistently applied, in form satisfactory to Parent.

                    (c) TDS shall have performed and complied in all material respects with its covenants to be performed or complied with at or prior to the Closing.

               7.3 Conditions Precedent to Obligations of TDS. TDS's obligation to effect the Merger and consummate the other transactions contemplated to occur in connection with the Closing and thereafter is subject to the satisfaction of each condition precedent listed below:

                    (a) Each representation and warranty set forth in Article 3 shall have been accurate and complete in all material respects (except with respect to any provisions including the word "material" or words of similar import, with respect to which such representations and warranties shall have been accurate and complete) as of the date of this Agreement, and shall be accurate and complete in all material respects (except with respect to any provisions including the word "material" or words of similar import, with respect to which such representations and warranties must have been accurate and complete) as of the Closing Date, as if made on the Closing Date.

                         Parent shall have performed and complied in all material respects with its covenants and obligations required by this Agreement to be performed or complied with at or prior to the Closing.

          8.   SURVIVAL OF REPRESENTATION AND WARRANTIES.

               The representations and warranties of the Parties contained in this Agreement (including the schedules to the Agreement which are hereby incorporated by reference) or in any instrument delivered pursuant to this Agreement shall not survive the Effective Time. This Section shall not limit any claim for fraud or any covenant or agreement by the parties which contemplates performance after the Effective Time.

          9.   BROKERS' AND FINDERS' FEES.

               Each of TDS, Parent and Acquisition represent and warrant that no broker, investment banker or financial advisor is entitled to receive a brokerage fee, financing commission or other commission from TDS, Parent or Acquisition, respectively, in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby.

          10.  PRESS RELEASES.

               Upon the execution of this Agreement, Parent shall issue such press release or announcement of the transactions contemplated by this Agreement as may be required by the reporting requirements of the Exchange Act, subject to the applicable requirements of Rules 135a and 135c under the Securities Act. Parent and TDS shall not issue any other press release or otherwise make public any information with respect to this Agreement or the transactions contemplated hereby, prior to the Closing, without the prior written consent of the other Parties which consent shall not be unreasonably withheld. Notwithstanding the foregoing, if required by law, Parent or TDS may issue such a press release or otherwise make public such information as long as such disclosing Party notifies the other Parties of such requirement and discusses with such other Parties in good faith the contents of such disclosure.

          11.  CONTENTS OF AGREEMENT; PARTIES IN INTEREST; ETC.

               This Agreement and the agreements referred to or contemplated herein set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and, except as set forth in this Agreement, such other agreements and the exhibits hereto, there are no representations or warranties, express or implied, made by any party to this Agreement with respect to the subject matter of this Agreement. Any and all previous Agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement and the Agreements referred to or contemplated herein. All statements contained in schedules, exhibits, certificates and other instruments attached hereto shall be deemed representations and warranties (or exceptions thereto) by tds, acquisition or parent, as the case may be.

          12.  ASSIGNMENT AND BINDING EFFECT.

               All terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

          13.  TERMINATION.

               13.1 Termination of Agreement. Parent and TDS may terminate this
                    Agreement as to all Parties by mutual written consent at any time prior to the Closing.

               13.2 Effect of Termination. If this Agreement is terminated under this Section 13, then, all further obligations of the Parties under this Agreement will terminate.

          14.  DEFINITIONS.

               As used in this Agreement the terms set forth below shall have the following meanings:

                    (a) "Affiliate" of a Person means any other Person who (i) directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common control with, such Person or (ii) owns more than 5% of the capital stock or equity interest in such Person. "Control" means the possession of the power, directly or indirectly, to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

                    (b) "Business Days" has the meaning given it in the General Construction Law of the State of New York.

                    (c) "Code" means the Internal Revenue Code of 1986, as amended.

                    (d)  "DGCL" means the Delaware General Corporation Law.

                    (e) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                    (f) "Liens" means any mortgage, pledge, lien, security interest, conditional or installment sale agreement, encumbrance, charge or other claims of third parties of any kind.

                    (g) "Material Adverse Effect" means (unless otherwise specified), as to a Party, any condition or event that may have a material adverse effect on the assets, business, financial condition, operations of such Party or Parties taken as a whole.

                    (h) "Permitted Liens" means (i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business that are not yet due and payable or are being contested in good faith; (ii) pledges or deposits made in the ordinary course of business; (iii) Liens of mechanics, materialmen, warehousemen or other like Liens securing obligations incurred in the ordinary course of business that are not yet due and payable or are being contested in good faith; and (iv) similar Liens and encumbrances which are incurred in the ordinary course of business and which do not in the aggregate materially detract from the value of such assets or properties or materially impair the use thereof in the operation of such business.

                    (i) "Person" means any individual, corporation, partnership, limited partnership, limited liability company, trust, association or entity or government agency or authority.

                    (j) "Rule 144" means Rule 144 promulgated under the Securities Act, as in effect from time to time.

                    (k)  "SEC" means the U.S. Securities and Exchange
                         Commission..

                    (l) "Securities Act" means the Securities Act of 1933, as amended.

                    (m) "Subsidiary" of a Person means any corporation, partnership, joint venture or other entity in which such Person (i) owns, directly or indirectly, 50% or more of the outstanding voting securities or equity interests or (ii) is a general partner.

                    (n) "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any United States, state, local, municipal or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental tax, or any other tax, custom, duty, tariff levy, import, governmental fee or other like assessment or charge, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority; (ii) in the case of TDS or any Subsidiary, liability for the payment of any amount of the type described in clause (i) as a result of being or having been before the Closing Date a member of an affiliated, consolidated, combined or unitary group; and (iii) liability of TDS or any Subsidiary for the payment of any amount as a result of being a party to any tax sharing or indemnification agreement.

                    (o) "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax

                    (p)  "TDS Holder" means a holder of TDS Common Stock.

          15.  SCHEDULES.

                    (a) Disclosures in any schedule or any supplement thereto, shall be deemed to relate to any other representation or warranty in this Agreement.

                    (b) If there is any inconsistency between the statements in the body of this Agreement and those in the schedules (other than an exception expressly set forth in the schedules with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

          16.  SUCCESSORS.

               All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the Parties and their respective successors.

          17.  ASSIGNMENTS.

               No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of Parent and TDS.

          18.  NOTICES.

               All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder will be deemed duly given if (and then three Business Days after) it is sent by registered or certified mail (if sent from the United States to an addressee in the United States), return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to Parent or Acquisition:

         Surf Group, Inc.
         c/o CORPORATION SERVICE COMPANY
         80 State Street Albany, New York 12207 Tel:
         1-(800) 833-9848


         If to TDS:

         tds (telemedicine) ltd.
         Ducie House
         Ducie Street
         Manchester M1 2JW
         England
         Tel:  011-44-161-236-7850
         Fax:  011-161-236-6654

         Copy to (which will not constitute notice):

         Stanley U. North, III, Esq.
         Sills Cummis Radin Tischman Epstein & Gross
         One Riverfront Plaza
         Newark, New Jersey 07201-5400
         Tel:  1-(973) 643-5081
         Fax:  1-(973) 643-6500
        with a copy to:


        Robert Manning, Esq.
        Fox Hayes Solicitors
        Bank House
        150 Roundhay Road
        Leeds  LS8 5LD
        England
        Tel:  011-44-[0] 113-209-8923
        Fax: 011-44-[0] 113-209-0466

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

          19.  SPECIFIC PERFORMANCE.

               Each Party acknowledges and agrees that the other Parties would be damaged irreparably if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each Party agrees that the other Parties will be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its terms and provisions in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, subject to Section 23, in addition to any other remedy to which they may be entitled, at law or in equity.

          20. SUBMISSION TO JURISDICTION; PROCESS AGENT; NO JURY TRIAL; BINDING ARBITRATION.

               Each Party submits to the jurisdiction of any state or federal court sitting in the State of Delaware, in any action arising out of or relating to this Agreement and agrees that all claims in respect of the action may be heard and determined in any such court. Each Party also agrees not to bring any action arising out of or relating to this Agreement in any other court. Each Party agrees that a final judgment in any action so brought will be conclusive and may be enforced by action on the judgment or in any other manner provided at law or in equity. Each Party waives any defense of inconvenient forum to the maintenance of any action so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.

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               THE PARTIES EACH HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO
               JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS. The scope of this waiver is intended to be all encompassing of any and all actions that may be filed in any court and that relate to the subject matter of the transactions, including, contract claims, tort claims, breach of duty claims, and all other common Law and statutory claims. The Parties each acknowledge that this waiver is a material inducement to enter into a business relationship and that they will continue to rely on the waiver in their related future dealings. Each Party further represents and warrants that it has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED ORALLY OR IN WRITING, AND THE WAIVER WILL APPLY
               TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING
               HERETO. In the event of commencement of any action, this Agreement may be filed as a written consent to trial by a court.

          21.  COUNTERPARTS.

               This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

          22.  HEADINGS.

               The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

          23.  GOVERNING LAW.

               This Agreement and the performance of the transactions and obligations of the Parties hereunder will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law principles.

          24.  AMENDMENTS.

               Parties may amend this Agreement by action taken by or on behalf of the respective Boards of Directors of Parent, Acquisition and TDS at any time prior to the Effective Time. Notwithstanding the foregoing, after the TDS Stockholders approve and adopt this Agreement and the Merger, no amendment to this Agreement may be made that would reduce the amount of or change the Merger Consideration or otherwise would require the TDS Stockholders to approve such amendment under the DGCL, unless the TDS Stockholders approve such amendment in accordance with the DGCL. Amendments to this Agreement must be in writing and signed the Parties.

          25.  SEVERABILITY.

               The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any Party or to any circumstance, is adjudged by a governmental body, arbitrator, or mediator not to be enforceable in accordance with its terms, the Parties agree that the governmental body, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

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          26.  CONSTRUCTION.

               The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words "include," "includes," and "including" will be deemed to be followed by "without limitation." Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words "this Agreement," "herein," "hereof," "hereby," "hereunder," and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The Parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached will not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

          27.  INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES.

               The exhibits, annexes, schedules, and other attachments identified in this Agreement are incorporated herein by reference and made a part hereof.

          28.  REMEDIES.

               Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.

          29.  ELECTRONIC SIGNATURES.

               (a) Notwithstanding the Electronic Signatures in Global and National Commerce Act (15 U.S.C. Sec. 7001 et. seq.), the Uniform Electronic Transactions Act, or any other law relating to or enabling the creation, execution, delivery, or recordation of any contract or signature by electronic means, and notwithstanding any course of conduct engaged in by the Parties, no Party will be deemed to have executed a transaction document or other document contemplated thereby (including any amendment or other change thereto) unless and until such Party shall have executed such transaction document or other document on paper by a handwritten original signature or any other symbol executed or adopted by a Party with current intention to authenticate such transaction document or such other document contemplated.

               (b) Delivery of a copy of a transaction document or such other document bearing an original signature by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in "portable document format" (".pdf") form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature. "Originally signed" or "original signature" means or refers to a signature that has not been mechanically or electronically reproduced.

          IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Agreement as of the date first above written.

                                               SURF GROUP, INC.



                                               By: /s/ Roger Coomber
                                                  __________________
                                                      Roger Coomber


                                               SURF GROUP ACQUISITION CORP.

                                               By: /s/ Roger Coomber
                                                  ___________________
                                                      Roger Coomber

                                               TDS (TELEMEDICINE), INC.

                                               By:/s/ Keith Freeman
                                                  __________________
                                                     Keith Freeman


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